EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference of our reports dated June 23, 2005 and June 21, 2005, with respect to the Statements of Revenue and Certain Expenses of DEA Special Testing Lab – Sterling, Virginia and IRS Computer Center Annex – Martinsburg, West Virginia, respectively, included in this Current Report on Form 8-K/A, in the registration statement on Form S-8 (file no. 333-113151) of Government Properties Trust, Inc.
/s/ Ernst & Young LLP
Chicago, Illinois
August 29, 2005